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                                 EXHIBIT 10.3

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                GILBERT DAVID SCHERER AND MARLYN J. FRIEDLANDER
                              CONSENT TO SUBLEASE


     THIS CONSENT is given as of this 30th day of September, 1996, by Gilbert David Scherer and Marlyn J. Friedlander (collectively, "Lessor") pursuant to its Lease Agreement, dated September 10, 1985 between Seattle FilmWorks, Inc., formerly known as American Passage Marketing Corporation (the "Company") and Lessor, as amended by the First Amendment to Lease, dated April 28, 1989 between the Company and Lessor (collectively, the "Lease").

     The Company intends to reorganize its business by forming two wholly-owned subsidiaries and moving certain of the Company's operations to such subsidiaries (the "Reorganization"). On the effective date of the Reorganization, it is anticipated that the Company will lease a portion of the property covered by the Lease (the "Subleased Property") to one or both of its wholly-owned subsidiaries (the "Subsidiaries"), pursuant to the Sublease(s) attached hereto as Exhibit A.
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     The Company hereby requests Lessor's irrevocable consent to the sublease by the Company of the Subleased Property to the Subsidiaries.

1. Acknowledgment and Consent. Lessor acknowledges that the Company may sublease the Subleased Property to the Subsidiaries. Lessor hereby consents to the sublease.

2. Effectiveness and Binding Effect. This Consent shall be effective upon consummation of the Reorgnization. This Consent shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

3. Lessor Representations. Lessor hereby represents and warrants that the Lease is in full force and effect and has not been amended, modified, assigned, cancelled or terminated and contains the entire agreement between the parties with respect to the premises demised thereby.

4. No Default. The sublease described in this Consent shall not constitute a default under the Lease or permit Lessor to terminate the Lease.

5. Full Force and Effect. Other than provisions which differ from the terms of this Consent, the Lease and any amendments or extensions thereto which may exist, shall remain in full force and effect.


ACCEPTED AND AGREED as of the date first written above.


                                       /s/ Gilbert David Scherer
                                       GILBERT DAVID SCHERER

                                       /s/ Marlyn J. Friedlander
                                       MARLYN J. FRIEDLANDER

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